8

                     DISTRIBUTION AGREEMENT


                                             [DATE]
PFS Distributors
3100 Breckenridge Blvd., Bldg 200
Duluth, Georgia 30199-0062

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, [Name of Fund] a [business trust/Corporation] organized under the laws of the [Commonwealth of Massachusetts/State of Maryland] has agreed that PFS Distributors ("PFS") shall be, for the period of this Agreement, the distributor of shares (the "Shares") of the Fund.

     1.   Services as Distributor

          1.1 PFS will act as agent for the distribution of Shares covered by the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

          1.2 PFS agrees to use its best efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

          1.3 All activities by PFS as distributor of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.

          1.4 PFS will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

          1.5 PFS will transmit any orders received by it for purchase or redemption of Shares to PFS Shareholder Service (the "Sub-Transfer Agent"), the Fund's sub-transfer and dividend agent, or any successor Sub-Transfer Agent of which the Fund has notified PFS in writing.

          1.6 Whenever in their judgment such action is warranted for any reason, including, without limitation, market, economic or political conditions, the Fund's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 PFS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(For Funds with Plans adopted pursuant to Rule 12b-1)

          1.8 The Fund will pay to PFS an annual fee in connection with the offering and sale of the Shares under this Agreement. The annual fee paid to PFS, will be calculated daily and paid monthly by the Fund at an annual rate set forth in the [Services and Distribution/Shareholder Servicing] Plan (the "Plan") based on the average daily net assets of [each portfolio/series of the Fund which has adopted a Plan/the Fund]; provided that payment shall be made in any month only to the extent that such payment shall not exceed the sales charge limitations established by the National Association of Securities Dealers, Inc.

     The annual fee paid to PFS under this Section 1.8 maybe used by PFS to cover any expenses primarily intended to result in the sale of Shares, including, but not limited to, the following:

          (a)  cost of payments made to PFS Investments
     Representatives and other employees of PFS or other broker-dealers that engage in the distribution of the Fund's
     Shares;

          (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Fund's Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services;

          (c)  costs relating to the formulation and
     implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

          (d) costs of printing and distributing prospectuses and reports of the Fund to prospective shareholders of the Fund;

          (e) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and

          (f) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable;

except that distribution expenses shall not include any expenditures in connection with services which PFS, any of its affiliates, or any other person have agreed to bear without reimbursement.

     1.9 PFS shall prepare and deliver reports to the Treasurer of the Fund and to the sub-investment advisor and/or administrator of the Fund on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

     2.   Duties of the Fund

          2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that PFS may designate.

          2.2 The Fund shall furnish from time to time for use in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as PFS may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by the Fund's officers, shall be true and correct. The Fund shall also furnish PFS upon request with (a) annual audits of the Fund's books and accounts made by independent certified public 1 accountants regularly retained by the Fund; (b) semi-annual unaudited financial statements pertaining to the Fund; (c) quarterly earnings statements prepared by the Fund; (d) a monthly itemized list of the securities in the Fund's portfolio; (e) monthly balance sheets as soon as practicable after the end of each month; and (f) from time to time such additional information regarding the Fund's financial condition as PFS may reasonably request.

     3.   Representations and Warranties

     The Fund represents to PFS that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC.
The Fund represents and warrants to PFS that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformance with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's Shares. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from PFS to do so, PFS may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving PFS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     4.   Indemnification

          4.1 The Fund authorizes PFS and dealers to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Shares. The Fund agrees to indemnify, defend and hold PFS, its several officers and directors, and any person who controls PFS within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any such counsel fees incurred in connection therewith) which PFS, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any thereof not misleading; provided, however, that the Fund's agreement to indemnify PFS, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by PFS or its representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished to PFS pursuant to paragraph 2.2 of this Agreement; and further provided that the Fund's agreement to indemnify PFS and the Fund's representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the Fund or its shareholders to which PFS would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of PFS's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify PFS, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against PFS, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by PFS. In the event the Fund elects to assume the defense of any such suit and retains counsel of good standing approved by PFS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Fund does not elect to assume the defense of any such suit, or if PFS does not approve of counsel chosen by the Fund, the Fund will reimburse PFS, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by PFS or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of PFS, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's Shares. This agreement of indemnity will inure exclusively to PFS's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify PFS promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any of the Fund's Shares.

          4.2 PFS agrees to indemnify, defend and hold the Fund, its several officers and [Directors/Trustees], and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or [Directors/Trustees] or any such controlling person may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or [Directors/Trustees], or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by PFS to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by PFS to the Fund and required to be stated in such answers or necessary to make such information not misleading. PFS's agreement to indemnify the Fund, its officers or [Directors/Trustees], and any such controlling person, as aforesaid, is expressly conditioned upon PFS being notified of any action brought against the Fund, its officers or [Directors/Trustees], or any such controlling person, such notification to be given by letter or telegram addressed to PFS at its principal office in New York, New York and sent to PFS by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. PFS shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on PFS's part, and in any other event the Fund, its officers or [Directors/Trustees] or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.
The failure to so notify PFS of any such action shall not relieve PFS from any liability that PFS may have to the Fund, its officers or [Directors/Trustees], or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of PFS's indemnity agreement contained in this paragraph 4.2. PFS agrees to notify the Fund promptly of the commencement of any litigation or proceedings against PFS or any of its officers or directors in connection with the issuance and sale of any of the Fund's Shares.

          4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

     5.   Effectiveness of Registration

     None of the Fund's Shares shall be offered by either PFS or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares under this Agreement shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provision of the 1933 Act or if and so long as a current prospectus as required by Section 5(b) (2) of the 1933 Act is not on file with the SEC; provided, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Fund's prospectus, statement of additional information or [Master Trust Agreement/Articles of Incorporation] dated [Date of Master Trust Agreement/Articles of Incorporation], as amended from time to time.

     6.   Notice to PFS

     The Fund agrees to advise PFS immediately in writing:

                    (a)  of any request by the SEC for
          amendments to the registration
          statement, prospectus or statement of
          additional information then in effect or for additional information;

               (b)  In the event of the issuance
          by the SEC of any stop order suspending
          the effectiveness of the registration
          statement, prospectus or statement of
          additional information then in effect or the initiation of any proceeding for that purpose;

               (c)  of the happening of any event
          that makes untrue any statement or a
          material fact made in the registration
          statement, prospectus or statement of
          additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the
          statements therein not misleading; and


               (d)  of all actions of the SEC with
          respect to any amendment to any
          registration statement, prospectus or
          statement of additional information
          which may from time to time be filed
          with the SEC.

     7.   Term of the Agreement

     This Agreement shall become effective on the date first written above and shall continue for successive annual periods thereafter so long as such continuance is specifically approved at least annually by (a) the Fund's Board of [Directors/Trustees] or (b) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the [Directors/Trustees] of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Fund's Board of [Directors/Trustees], by vote of the holders of a majority of the Fund's Shares, or on 90 days' notice by PFS. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     8. Limitation of Liability (Massachusetts business trusts only)

     The Fund and PFS agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.


                              Very truly yours,
                              [Name of Fund]

                              By:  _____________________
                                     [Title]



Accepted:

PFS DISTRIBUTORS

By:  __________________________
       Authorized Officer

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